Exhibit 99.1

I

HESS MIDSTREAM PARTNERS LP

HESS MIDSTREAM PARTNERS LP REPORTS ESTIMATED RESULTS FOR THE FIRST QUARTER OF 2019

Highlights:

•	Acquired crude oil and gas gathering assets of Summit Midstream Partners’ Tioga Gathering System.
•	Announced plans to expand natural gas processing capacity at the Tioga Gas Plant to 400 million cubic feet per day (MMcf/d), expected to be in service in mid-2021.
•	Net income was $95.3 million. Net cash provided by operating activities was $126.1 million.
•	Adjusted EBITDA[1] was $128.3 million, of which $25.0 million was attributable to Hess Midstream Partners LP.
•	DCF[1] of Hess Midstream Partners LP was $24.7 million resulting in 1.13x DCF coverage of distributions for the period.
•	Increased quarterly cash distribution to $0.3833 per unit, an increase of 15% compared to the prior-year quarter.
•

Compared with the prior‑year quarter, throughput volumes increased 40% for crude oil gathering, 33% for crude oil terminaling, 11% for gas processing, and 7% for gas gathering driven by Hess Corporation’s growing production, capturing additional third-party customer volumes, and continued strong operating performance of our assets.

•	Hess Midstream reaffirms its previously announced guidance for full year 2019.

HOUSTON, April 25, 2019—Hess Midstream Partners LP (NYSE: HESM) (“Hess Midstream”) today reported first quarter 2019 net income of $95.3 million compared with net income of $89.0 million for the first quarter of 2018. After deduction for noncontrolling interests, net income attributable to Hess Midstream was $18.1 million, or $0.32 per common unit. Hess Midstream generated Adjusted EBITDA of $25.0 million and DCF of $24.7 million for the first quarter of 2019.

Commenting on the first quarter 2019 results, John Gatling, Chief Operating Officer of Hess Midstream said, “Hess Midstream Partners is off to a strong start in the first quarter of 2019, achieving significant milestones including completing the acquisition of Summit Midstream’s Tioga crude oil and gas gathering assets, increasing our total compression and gas gathering capacity and announcing plans for a major gas processing expansion.  We continue to capitalize on opportunities to create optionality throughout our system.  We are positioned well for significant growth in the second half of 2019 and in the long-term.”

[1]	Adjusted EBITDA and DCF are non‑GAAP measures. Definitions and reconciliations of these non‑GAAP measures to GAAP reporting measures appear in the following pages of this release.

Financial Results

Hess Midstream’s results included in this release are consolidated to include the noncontrolling interests in Hess Midstream’s assets retained by Hess Infrastructure Partners LP (“Hess Infrastructure Partners”). We refer to certain results as “attributable to Hess Midstream Partners LP,” which excludes the noncontrolling interests in Hess Midstream’s assets retained by Hess Infrastructure Partners.

Revenues and other income in the first quarter of 2019 were $174.2 million, including $2.8 million of shortfall fees. Revenues were up from $157.0 million in the prior‑year quarter primarily attributable to higher throughput volumes and tariff rates. Total costs and expenses in the first quarter of 2019 were $78.5 million up from $67.7 million in the prior-year quarter primarily attributable to higher depreciation driven by new gathering assets placed in service, and a combination of higher maintenance, third-party rail transportation and overhead costs. Net income for the first quarter of 2019 was $95.3 million and net cash provided by operating activities was $126.1 million.

Adjusted EBITDA was $128.3 million, of which $25.0 million is attributable to Hess Midstream. DCF of $24.7 million resulted in a 1.13x DCF coverage ratio relative to distributions.

Operational Highlights

Today, on April 25, 2019, Hess Midstream announced plans to expand natural gas processing capacity at the Tioga Gas Plant by 150 MMcf/d for total processing capacity of 400 MMcf/d. Capital expenditures for the expansion are expected to be approximately $150 million gross, or $30 million net attributable to Hess Midstream Partners LP, and the expansion is expected to be in service by mid-2021.

On March 22, 2019, Hess Midstream completed the previously announced acquisition of crude oil and gas gathering assets of Summit Midstream Partners’ Tioga Gathering System for cash consideration of $61.0 million gross, or $12.2 million net to Hess Midstream, with the potential for an additional $6.8 million of gross contingent payments in future periods subject to certain future performance metrics.

Throughput volumes were up across all segments in the first quarter of 2019 compared to the first quarter of 2018. In the gathering segment, throughput volumes increased 40% for crude oil gathering and 7% for gas gathering compared to the prior-year quarter, driven by growing Hess production and higher third-party volumes. In the crude oil terminaling segment, throughput volumes increased 33% compared to the prior-year quarter, also driven by growing Hess production and higher third-party volumes. In the gas processing segment, throughput volumes increased 11% compared to the prior-year quarter driven by increased utilization of available capacity at the Tioga Gas Plant. Construction of the Little Missouri 4 (“LM4”) gas processing plant is well advanced and is now estimated by the operator, Targa Resources Corp., to be completed in the third quarter of 2019, after adverse weather impacted construction in the first quarter.

Capital Expenditures

Gross capital expenditures for the first quarter of 2019 totaled $101.6 million, including $67.8 million associated with the acquisition of Summit Midstream Partners’ Tioga Gathering System, $25.9 million of expansion capital expenditures, $7.0 million of equity investments associated with the LM4 gas processing plant, and $0.9 million of maintenance capital expenditures. The capitalized expenditures associated with the acquisition of the Tioga Gathering System include $6.8 million contingently payable in future periods. Under the contribution agreement we entered into with Hess Infrastructure Partners in connection with our initial public offering (“IPO”), Hess Infrastructure Partners reimbursed $0.4 million of the $0.9 million gross maintenance capital expenditures incurred during the first quarter of 2019. Capital expenditures in the prior-year quarter were $60.9 million, including $35.4 million of expansion capital expenditures, $24.3 million of equity investments associated with the LM4 gas processing plant, and $1.2 million of maintenance capital expenditures. The increase in expansion capital expenditures, excluding acquisitions and equity investments, was primarily attributable to expansion of our gathering system and compression capacity to support Hess and third-party growth. Net capital expenditures attributable to Hess Midstream Partners LP in the first quarter of 2019 totaled $20.3 million, including $13.5 million associated with the acquisition of Summit Midstream Partners’ Tioga Gathering System, $5.2 million of expansion capital expenditures, $1.4 million of equity investments associated with the LM4 gas processing plant and $0.2 million of maintenance capital expenditures.

Quarterly Cash Distributions

On April 23, 2019, our general partner’s board of directors declared a cash distribution of $0.3833 per unit for the first quarter of 2019, an increase of 3.6% over the distribution for the prior quarter and 15% compared to the first quarter of 2018. The distribution is expected to be paid on May 14, 2019 to unitholders of record as of the close of business on May 3, 2019.

Guidance

Hess Midstream is targeting long‑term 15% annual distribution growth per unit with at least a 1.1x distribution coverage ratio. Hess Midstream anticipates a distribution coverage ratio closer to its 1.1x long-term target through the third quarter of 2019, followed by higher coverage in the fourth quarter of 2019, in line with the expected volume ramp-up of the LM4 gas processing plant.

Hess Midstream reaffirms its previously announced guidance for full year 2019 as follows:

Year Ending
December 31, 2019
(Unaudited)
Financials (millions)
Consolidated Adjusted EBITDA	$550 - 575
Adjusted EBITDA attributable to Hess Midstream Partners LP	$108 - 113
DCF of Hess Midstream Partners LP	$103 - 108
Expansion capital, net	$53 - 57
Maintenance capital, net	$2 - 3

Year Ending December 31, 2019
Guidance
(Unaudited)
Throughput volumes (thousands)
Gas gathering - Mcf of natural gas per day	280 - 290
Crude oil gathering - bopd	105 - 115
Gas processing - Mcf of natural gas per day	265 - 275
Crude oil terminaling - bopd	120 - 130

Investor Webcast

Hess Midstream will review first quarter financial and operating results and other matters on a webcast today at 12:00 p.m. Eastern Time. The live audio webcast is accessible on the Investor page of our website www.hessmidstream.com. Conference call numbers for participation are 866-395-9624, or 213-660-0871 for international callers. The passcode number is 5478698. A replay of the conference call will be available at the same location following the event.

About Hess Midstream

Hess Midstream Partners LP is a fee‑based, growth oriented traditional master limited partnership that was formed to own, operate, develop and acquire a diverse set of midstream assets to provide services to Hess Corporation and third‑party customers. Hess Midstream’s assets are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

Reconciliation of U.S. GAAP to Non‑GAAP Measures

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes additional non‑GAAP measures to facilitate comparisons of past performance and future periods. We use two non‑GAAP financial measures in this earnings release. “Adjusted EBITDA” presented in this release is defined as reported net income (loss) before net interest expense, income tax expense and depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as other income and other non‑cash, non‑recurring items, if applicable. We define Adjusted EBITDA attributable to Hess Midstream Partners LP as Adjusted EBITDA less Adjusted EBITDA attributable to Hess Infrastructure Partners’ retained interests in our joint interest assets. “Distributable Cash Flow” (“DCF”) is defined as Adjusted EBITDA attributable to Hess Midstream Partners LP less cash paid for interest and maintenance capital expenditures. Distributable cash flow does not reflect changes in working capital balances. We believe that investors’ understanding of our performance is enhanced by disclosing these measures as they may assist in assessing our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods, and assessing the ability of our assets to generate sufficient cash flow to make distributions to our unitholders. These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income or cash flow from operating activities and should not be considered in isolation. Reconciliations of both reported net income attributable to Hess Midstream Partners LP (GAAP) to Adjusted EBITDA and net cash provided by operating activities (GAAP) to Distributable Cash Flow, are provided below.

	First Quarter
	(unaudited)
	2019		2018

(in millions, except ratio and per-unit data)
Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP to net income:
Net income	$95.3		$89.0
Plus:
Depreciation expense	32.6		30.0
Interest expense, net	0.4		0.3
Adjusted EBITDA	128.3		119.3
Less:
Adjusted EBITDA attributable to noncontrolling interest(a)	103.3		96.0
Adjusted EBITDA attributable to Hess Midstream Partners LP	$25.0		$23.3
Less:
Cash interest paid, net	0.2		0.1
Maintenance capital expenditures	0.1		-
Distributable cash flow attributable to Hess Midstream Partners LP	$24.7		$23.2

Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP to net cash provided by operating activities:
Net cash provided by operating activities	$126.1		$110.5
Changes in assets and liabilities	2.4		8.9
Amortization of deferred financing costs	(0.3)		(0.3)
Unit-based compensation	(0.3)		(0.1)
Interest expense, net	0.4		0.3
Adjusted EBITDA	$128.3		$119.3
Less:
Adjusted EBITDA attributable to noncontrolling interest(a)	103.3		96.0
Adjusted EBITDA attributable to Hess Midstream Partners LP	$25.0		$23.3
Less:
Cash interest paid, net	0.2		0.1
Maintenance capital expenditures	0.1		-
Distributable cash flow attributable to Hess Midstream Partners LP	$24.7		$23.2
Distributed cash flow	21.8		18.6
Distribution coverage ratio	1.13	x	1.25	x
Distribution per unit	$0.3833		$0.3333
(a)	Reflects Hess Infrastructure Partners’ 80% noncontrolling economic interest in Hess North Dakota Pipelines Operations LP, Hess TGP Operations LP and Hess North Dakota Export Logistics LP.

Guidance
Year Ending
December 31, 2019
(Unaudited)
(in millions)
Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP to net income:
Net income	$415 - 440
Plus:
Depreciation expense	132
Interest expense, net	3
Adjusted EBITDA	550 - 575
Less:
Adjusted EBITDA attributable to noncontrolling interest(a)	442 - 462
Adjusted EBITDA attributable to Hess Midstream Partners LP	108 - 113
Less:
Cash interest paid, net and maintenance capital expenditures	5
Distributable cash flow attributable to Hess Midstream Partners LP	$103 - 108
(a)	Reflects Hess Infrastructure Partners’ 80% noncontrolling economic interest in Hess North Dakota Pipelines Operations LP, Hess TGP Operations LP and Hess North Dakota Export Logistics LP.

Forward‑looking Statements

This press release may include forward‑looking statements within the meaning of the federal securities laws. Generally, the words “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “believe,” “intend,” “project,” “plan,” “predict,” “will” and similar expressions identify forward‑looking statements, which generally are not historical in nature. Forward‑looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and current projections or expectations. When considering these forward‑looking statements, you should keep in mind the risk factors and other cautionary statements in the Hess Midstream’s annual report on Form 10-K for the year ended December 31, 2018, and in other reports we file with the Securities and Exchange Commission. Hess Midstream undertakes no obligation and does not intend to update these forward‑looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward‑looking statements, which speak only as of the date of this press release.

For Hess Midstream Partners LP

Investor Contact:

Jennifer Gordon

(212) 536-8244

Media Contact:

Robert Young

(713) 496-6076

HESS MIDSTREAM PARTNERS LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2019	2018	2018
Statement of operations
Revenues
Affiliate services	$174.0	$156.8	$171.1
Other income	0.2	0.2	0.1
Total revenues	174.2	157.0	171.2
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	41.9	34.6	43.2
Depreciation expense	32.6	30.0	32.2
General and administrative expenses	4.0	3.1	3.6
Total costs and expenses	78.5	67.7	79.0
Income from operations	95.7	89.3	92.2
Interest expense, net	0.4	0.3	0.3
Net income	$95.3	$89.0	$91.9
Less: Net income attributable to noncontrolling interest	77.2	72.0	74.7
Net income attributable to Hess Midstream Partners LP	18.1	17.0	17.2
Less: General partner interest in net income attributable to Hess Midstream Partners LP	0.8	0.3	0.5
Limited partners' interest in net income attributable to Hess Midstream Partners LP	$17.3	$16.7	$16.7
Net income per limited partner unit (basic and diluted):
Common	$0.32	$0.30	$0.31
Subordinated	$0.32	$0.30	$0.31
Weighted average limited partner units outstanding:
Basic:
Common	27.3	27.3	27.3
Subordinated	27.3	27.3	27.3
Diluted:
Common	27.4	27.3	27.4
Subordinated	27.3	27.3	27.3

HESS MIDSTREAM PARTNERS LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	First Quarter 2019
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$79.0	$66.3	$28.7	$-	$174.0
Other income	-	0.2	-	-	0.2
Total revenues	79.0	66.5	28.7	-	174.2
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	17.1	13.1	11.7	-	41.9
Depreciation expense	17.4	11.2	4.0	-	32.6
General and administrative expenses	1.5	1.1	0.2	1.2	4.0
Total costs and expenses	36.0	25.4	15.9	1.2	78.5
Income (loss) from operations	43.0	41.1	12.8	(1.2)	95.7
Interest expense, net	-	-	-	0.4	0.4
Net income (loss)	43.0	41.1	12.8	(1.6)	95.3
Less: Net income (loss) attributable to noncontrolling interest	34.4	32.5	10.3	-	77.2
Net income (loss) attributable to Hess Midstream Partners LP	$8.6	$8.6	$2.5	$(1.6)	$18.1

	First Quarter 2018
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate	$78.5	$58.3	$20.0	$-	$156.8
Other income	-	-	0.2	-	0.2
Total revenues	78.5	58.3	20.2	-	157.0
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	13.2	13.3	8.1	-	34.6
Depreciation expense	15.2	10.9	3.9	-	30.0
General and administrative expenses	0.9	0.9	0.1	1.2	3.1
Total costs and expenses	29.3	25.1	12.1	1.2	67.7
Income (loss) from operations	49.2	33.2	8.1	(1.2)	89.3
Interest expense, net	-	-	-	0.3	0.3
Net income (loss)	49.2	33.2	8.1	(1.5)	89.0
Less: Net income (loss) attributable to noncontrolling interest	39.2	26.2	6.6	-	72.0
Net income (loss) attributable to Hess Midstream Partners LP	$10.0	$7.0	$1.5	$(1.5)	$17.0

HESS MIDSTREAM PARTNERS LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	Fourth Quarter 2018
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$81.9	$65.0	$24.2	$-	$171.1
Other income	-	-	0.1	-	0.1
Total revenues	81.9	65.0	24.3	-	171.2
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	18.9	15.4	8.9	-	43.2
Depreciation expense	17.1	11.1	4.0	-	32.2
General and administrative expenses	1.5	0.7	0.1	1.3	3.6
Total costs and expenses	37.5	27.2	13.0	1.3	79.0
Income (loss) from operations	44.4	37.8	11.3	(1.3)	92.2
Interest expense, net	-	-	-	0.3	0.3
Net income (loss)	44.4	37.8	11.3	(1.6)	91.9
Less: Net income (loss) attributable to noncontrolling interest	35.8	29.9	9.0	-	74.7
Net income (loss) attributable to Hess Midstream Partners LP	$8.6	$7.9	$2.3	$(1.6)	$17.2

HESS MIDSTREAM PARTNERS LP

SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2019	2018	2018

Throughput volumes (thousands)
Gas gathering - Mcf of natural gas per day	249	233	253
Crude oil gathering - bopd	112	80	106
Gas processing - Mcf of natural gas per day	237	214	238
Crude terminals - bopd	122	92	121
NGL loading - blpd	14	11	15